EXHIBIT 99.1
CONSENT
I hereby consent to being named in the Registration Statement on Form S-1 of SS&C Technologies Holdings, Inc. (the “Company”) and all amendments thereto (File No. 333-143719) (the “Registration Statement”) as a person who will become a director of the Company upon consummation of the transactions contemplated in the Registration Statement.

/s/ Kenneth Daly
Name:	Kenneth Daly

August 29, 2007